EXHIBIT 5.1
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                                                |
                                                | PRICEWATERHOUSECOOPERS LLP
                                                | CHARTERED ACCOUNTANTS
                                                | 111 5th Avenue SW, Suite 3100
                                                | Calgary, Alberta
                                                | Canada T2P5L3
                                                | Telephone +1 (403) 509 7500
                                                | Facsimile +1 (403) 781 1825




CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We hereby consent to the inclusion in this amendment to the registration statement of EnCana Holdings Finance Corp. and EnCana Corporation on Form F-9 (the "Registration Statement") of our auditors' report and our comments by auditor for U.S. readers on Canada - U.S. reporting differences dated February 6, 2006 on the consolidated balance sheets of EnCana Corporation as at December 31, 2005 and 2004 and the consolidated statements of earnings, retained earnings, and cash flows for each year in the three-year period ended December 31, 2005.

We also consent to the references to us under the heading "Experts" and "Documents Filed as Part of the Registration Statement" in the Registration Statement.



/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Calgary, Alberta
June 9, 2006







PRICEWATERHOUSECOOPERS REFERS TO THE CANADIAN FIRM OF PRICEWATERHOUSECOOPERS LLP AND THE OTHER MEMBER FIRMS OF PRICEWATERHOUSECOOPERS INTERNATIONAL LIMITED, EACH OF WHICH IS A SEPARATE AND INDEPENDENT LEGAL ENTITY.